LOAN EXTENSION AGREEMENT


         THIS EXTENSION AGREEMENT ("Agreement") is entered into effective this 30th day of November, 2005, between and among RVision LLC, a California Limited Liability Company (the "Debtor") and Terrell W. Smith, an individual residing in Salt Lake County, Utah as the Lender Representative (the "Lender Representative") for JES Holdings, LLC, Fiserv ISS & Co. Trustee FBO H. Robert Freiheit, IRA and Brian M. Kelly, (individually a "Lender" and collectively the "Lending Group").

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed that the due and payable date of the loan made by the Lending Group to the Debtor by those certain loan documents signed by the Debtor and the Lender Representative on September 2, 2005 is extended until December 31, 2005.


         IN WITNESS WHEREOF, each of the Parties hereto has caused this Extension Agreement to be executed as of the date first written above individually or by their respective officers thereunto duly authorized in the space provided below or on one or more counterpart signature pages attached.


RVISION LLC                               LENDER

By: /s/ Gregory E. Johnston               By: /s/ Terrell W. Smith
   ---------------------------------         --------------------
   Gregory E. Johnston, President            Terrell W. Smith, as representative
                                             for the Lending Group